AMENDMENT NO. 1 OF LEASE

         This Amendment No. 1 of Lease executed as of the 24th day of April, 1997 by and between C.L.C. North Attleboro Trust u/d/t dated October 1, 1981 (as amended of record from time to time), recorded with Bristol County (North District) Registry of Deeds in Book 2230, Page 213 (the "Landlord") and L.G. Balfour Company, Inc., a Delaware corporation (the "Tenant").

         Reference is made to the following:

         A. The certain Indenture of Lease, dated as of March 14, 1994, between Landlord and Tenant, pertaining to certain premises (referred to therein as the "Premises", and hereinafter as the "Original Premises"), more particularly described therein and now commonly known as and numbered 15 John L. Dietsch Boulevard, in North Attleboro, Bristol County, Massachusetts. That instrument, as heretofore amended (if at all), is hereinafter referred to as the "Lease".

         B. Landlord and Tenant have agreed to amend the Lease to reduce the premises covered thereby and shorten the term thereof, upon all of the terms and provisions hereinafter set forth.

         NOW, THEREFORE, in consideration of the agreements herein contained, and for ONE DOLLAR ($1.00) and other good and valuable consideration by each of the parties hereto to the other of them in hand this day paid, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

         1. Lease Term. The term of the Lease shall run through and expire at 11:59 P.M. on July 31, 1999, unless sooner terminated as provided therein or hereinbelow, with the same force and effect as though said expiration date originally had been specified in the Lease as the end of the term thereof.

         2. Premises. Annexed hereto and made a part hereof is a copy of the Exhibit A Site Plan originally annexed to and made part of the Lease; and a new copy of that plan, labeled (and hereinafter referred to) as "Exhibit A-1". As of May 17, 1997 (referred to hereinafter as the "Delivery Date"), the Lease shall relate to and cover only the portion of the Original Premises which are comprised of the premises located on the area identified on Exhibit A-1 as the "Balfour Parcel" (together with an appurtenant right of access and egress between the Balfour Parcel and John Dietsch Blvd.). Accordingly, and without limitation, effective from and after the Delivery Date, the Tenant shall have no right, title or interest in and to the balance of the Original Premises (shown on Exhibit A-1, and referred to hereinafter, as the "Adjacent Parcel"), and the Tenant shall vacate and deliver up possession of the Adjacent Parcel including, without limitation, the Building located thereon, in the condition required as if 12:01 A.M. on the Delivery Date were the end of the term of the Lease with respect to the Adjacent Parcel, on or before the Delivery

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Date. Further, from and after the Delivery Date: all references in the Lease to the "Lot" shall be references to the parcel(s) comprising the area shown on Exhibit A-1 as the Balfour Parcel; all such references to a Building or the Buildings, as the case may be, shall be references to the Building located on the Balfour Parcel; all such references to the "improvements" thereon shall be references to those contained on the Balfour Parcel; and all such references to the "Premises" shall be references to the Balfour Parcel together with the Building and improvements thereon. Likewise, from and after the Delivery Date, whenever reference is made to the Site Plan or to Exhibit A in the Lease, such reference shall be construed to be reference to Exhibit A-1 hereto.

         3. Provisions Applicable to the Balance of the Term. The period from and after the date (the "Effective Date") which is fourteen (14) days following (i) the Delivery Date or (ii) if later, the date on which Tenant actually vacates and delivers possession of the Adjacent Parcel to Landlord as aforesaid, through the end of the term of the Lease, is hereinafter referred to as the "Balance of the Term". Landlord and Tenant agree to memorialize said Effective Date in writing promptly when the same has been determined. The following provisions shall be applicable to the Balance of the Term:

                A. Fixed Rate. Throughout the Balance of the Term, Fixed Rent to be paid by Tenant to Landlord shall be at the rate of $201,666.67 per annum, payable at the rate of $16,805.55 per calendar month (and proportionately at such rate for any partial month); all as the Fixed Rent payable for and with respect to the Balance of the Term.

                B. Other charges and Matters. All other charges, costs and expenses with respect to the Original Premises accruing up to the Effective Date shall continue to be the responsibility and liability of Tenant as set forth in the Lease. Without limitation, Tenant shall be and remain liable for the prompt and complete payment when due of all charges for utilities and services, real estate taxes and any other maintenance obligations with respect to the Original Premises, subject to and in accordance with all applicable provisions of the Lease, and for all of Tenant's indemnity, insurance and other monetary and non-monetary obligations under the provisions of the Lease, accruing up to the Effective Date. From and after the Effective Date, all of Tenant's said monetary and non-monetary obligations shall continue in full force and effect with respect to the Balfour Premises (and only with respect thereto).

                       In the event that there are any real estate taxes or other Impositions (or any maintenance or other costs and expenses) which are assessed against or applicable to the Original Premises or any

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                       larger parcel of land (with or without improvements)
                       which includes the Balfour Parcel (any such larger parcel being referred to for the purposes of this provision as the "Larger Parcel"), then Tenant shall be responsible for its share of such real estate taxes, Impositions and any other charges, as the case may be, in a fair and equitable portion determined reasonably and in good faith by Landlord; and, in the absence of such a determination by Landlord for good cause to apportion any such charged differently, the same shall be apportioned based upon the square footage of ground floor area contained within the Building as a percentage of the total square footage of ground floor area contained within all buildings intended for occupancy and located upon the Larger Parcel. In particular, as the Building located on the Balfour Parcel, unless otherwise determined for good cause by Landlord as aforesaid, all real estate taxes and Impositions assessed against the Larger Parcel which is comprised of the Original Premises and/or the Buildings and improvements thereon, shall be apportioned such that Tenant's share thereof shall be equal to one-third (1/3) thereof.

                C. Landlord's Option to Terminate. Landlord shall have the right and option to terminate the Lease earlier than hereinabove set forth, upon notice of Landlord's election so to do given to Tenant hereafter any time and setting forth an earlier termination date during the Balance of the Term which is not less than sixty (60) days from the date of Landlord's said notice to Tenant, but effective in no event earlier than May 31, 1998. Said notice from Landlord electing to exercise said option to terminate, if given, shall be addressed to Tenant c/o Town & Country Corporation at 25 Union Street, Chelsea, Massachusetts 02150 (Attention: Mr. Robert Hannon), or to such other address as may from time to time hereafter be designated by Tenant as its notice address, provided the same is theretofore received by Landlord at its notice address under the Lease, and shall be given in writing by registered or certified mail, postage prepaid, or by recognized overnight express service (such as Federal Express, Express Mail, or the like). As set forth in the Lease any such notice from Landlord's attorney acting or purporting to act on behalf of Landlord shall be deemed to be notice from Landlord for the purposes hereof provided that such attorney is them employed at Goulston & Storrs, P.C., in Boston, Massachusetts, or otherwise is an attorney authorized to act on behalf of Landlord.

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                       If Landlord gives such a notice to Tenant, the term of
                       the Lease shall end on the date designated in Landlord's said notice in accordance with the foregoing, with the same force and effect as though that date originally had been specified in the Lease, as amended hereby, as the expiration date of the term thereof. If either party so requests, each party agrees promptly to join in the execution and delivery of a recordable instrument memorializing any such earlier termination date.

         4. Landlord hereby confirms and agrees that any new lease or other occupancy agreement it executes with a third party covering the Adjacent Parcel will contain a provision expressly reserving the continuing right of access and egress between the Balfour Parcel and John Dietsch Boulevard and an agreement from the tenant or occupant of the Adjacent Parcel not materially to disturb the Tenant's rights under the Lease, as amended hereby, during the Balance of the Term.

         5. This instrument and the effectiveness of all of the provisions hereof are conditioned upon the satisfaction by Tenant (or written waiver by Landlord) of the following conditions precedent: (i) the vacating by Tenant and delivery to Landlord of possession of the Adjacent Premises in accordance with the applicable provisions of the Lease and this instrument, on or before the Delivery Date (or, if despite reasonable efforts, the same is delayed, then in any event on or before May 27,
                       1997); and (ii) the execution and delivery by Landlord and a replacement tenant of a new lease covering the Adjacent Premises contemporaneously with the execution and delivery hereof (and, in any event, on or before the Delivery Date); failing which this instrument shall be void as if it never had been executed or delivered. Landlord agrees, upon request of Tenant, to confirm the satisfaction (or waiver) of said conditions and the effectiveness hereof, or that this instrument is void, promptly when determined.

         6. Tenant does hereby warrant and represent to Landlord that it is the lawful and sole owner of the Tenant's interest in and to the Lease and that Tenant has full right, power and authority to execute this instrument and effect a valid and binding amendment of the Lease as set forth herein; and the signatory below on behalf of Tenant does hereby warrant and represent to Landlord that said signatory has been duly and validly authorized to execute this instrument on behalf of Tenant.

         7. Reference is made to the Sublease dated December 16, 1996, between Tenant and Commemorative Brands, Inc. (f/k/a Scholastic Brands, Inc.), as Subtenant and to the Consent and Estoppel Certificate dated as of December 16, 1996, by and among Landlord, Tenant and said subtenant, relating to said Sublease; and to that certain Lessor's Waiver dated as of December 19, 1996, between Landlord, Tenant and the Secured party referred to therein. Tenant shall give such notice and take such other steps, if any, as may be necessary or appropriate in accordance with the requirements of its documentation with said Subtenant and/or Secured Party, in order to perform its obligations under this instrument.

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         8.            Landlord and Tenant each agrees that it will indemnify
                       and hold the other harmless from any and all claims for brokerage (and including any attorneys' fees and disbursements incurred in connection with the defense of any such claim) from any broker or finder with respect to the transaction memorialized hereby (or the contemporaneous re-leasing of the Adjacent Parcel) and predicated upon dealings with either of them, respectively. In any event, however, if there should be any brokerage fee payable to Lynch, Murphy, Walsh & Partners with respect to the transaction memorialized hereby (or the contemporaneous re-leasing of the Adjacent Parcel), Tenant shall not be responsible therefore and Landlord's foregoing indemnity will cover the same.


         WITNESS the execution hereof, under seal, in any number of counterpart copies each of which shall be an original for all purposes, as of the date first set forth hereinabove.

                                    LANDLORD

                                    C.L.C. North Attleboro Trust

                                    /s/ Julian Cohen
                                    --------------------------------------

                                    /s/ Sandra K. Cummings
                                    --------------------------------------

                                    Trustees of C.L.C. North Attleboro Trust, for themselves and their co-Trustee, but in their fiduciary capacity only, and without personal liability

                                    TENANT

                                    L.G. Balfour Company, Inc.


                                    By:   /s/ Veronica Zsolcsak
                                          ______________________
                                          Its:  Treasurer
                                          Hereunto duly authorized


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                          COMMONWEALTH OF MASSACHUSETTS


Middlesex, SS:                                                   May 2, 1997
----------

         Then personally appeared the above-named Julian Cohen and Sandra K. Cummings, as Trustees of C.L.C. North Attleboro Trust, and acknowledged the foregoing instrument to be their free act and deed in said capacity, before me,


                                    /s/ Michael A. Hammer
                                    ____________________________________
                                    Michael A. Hammer, Notary Public
                                    My Commission Expires: June 15, 2001


                          COMMONWEALTH OF MASSACHUSETTS


Suffolk, SS:                                                     April 24, 1997

         Then personally appeared the above-named Veronica Zsolcsak, Treasurer of L.G. Balfour Company, Inc., and acknowledged the foregoing instrument to be his free act and deed in said capacity and the free act and deed of L.G. Balfour Company, Inc., before me,


                                     /s/ Gail F. Prisby
                                     ____________________________________
                                     Gail F. Prisby, Notary Public
                                     My Commission Expires: Sept. 18, 2003


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                           L.G. BALFOUR COMPANY LEASE

                                   EXHIBIT A-1

[Site Plan of Land in North Attleborough, Massachusetts showing Balfour Parcel and Adjacent Parcel.]